UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported):  February 5,  2020

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On February 5,  2020, at a special meeting of members of Lake Shore, MHC (the “MHC”), which is the mutual holding company of Lake Shore Bancorp, Inc. (the “Company”), the members of the MHC (i.e., depositors of Lake Shore Savings Bank) voted to approve the MHC’s waiver of aggregated dividends declared by the Company on its common stock during the twelve months subsequent to the members approval (i.e., through February 4,  2021), of up to $0.50 per share.

Following the receipt of member approval, the MHC will apply to the Federal Reserve Board for its non-objection to dividend waivers by the MHC for the next 12 months.  If this non-objection is obtained from the Federal Reserve Board prior to March 16,  2020, the expected payment date of the fourth quarter 2019 dividend, the MHC intends to waive its receipt of such dividend.

On February 5,  2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share on its outstanding common stock.  The dividend is payable on March 16,  2020 to shareholders of record as of February 24,  2020.

A copy of the press release is attached as Exhibit 99.1 hereto

Item 9.01Financial Statements and Exhibits.

          (d)Exhibits

        99.1Press Release of Lake Shore Bancorp, Inc. dated February 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: February 6,  2020